UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2018

CPI CARD GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37584	26-0344657
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CPI Card Group Inc. 10026 West San Juan Way Littleton, CO	80127
(Address of principal executive offices)	(Zip Code)

(303) 973-9311
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CPI Card Group Inc. (the “Company”) and its outside compensation consultants have reviewed the Company’s incentive plans to determine whether they continue to fulfill their purpose of retaining key employees, incentivizing key employees to perform at a high level and aligning the interests of key employees with those of shareholders.  Currently, the Company’s incentive plans consist primarily of an annual cash bonus program and long-term equity incentive awards.  After reviewing these plans, the Company and the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) have determined that the use of equity compensation is currently ineffective and continuing to make equity awards at this time would be too dilutive to shareholders.

As a result, the Company and the Compensation Committee determined in order to continue to retain and motivate an executive leadership team who has significantly improved the Company’s business performance the last twelve months and to better serve the purposes of the Company’s incentive plans as outlined above, the Company will (i) suspend cash, equity and incentive award grants to our named executive officers under the Company’s current Omnibus Incentive Plan, as amended and restated effective September 25, 2017 (the “Incentive Plan”) during the 2019 calendar year, (ii) adopt a new 2019 Executive Incentive Plan (the “EIP”) to replace the Incentive Plan with respect to the 2019 calendar year, (iii) make incentive payments to the Company’s NEOs and other key employees based on the Company’s achievement of performance goals under the EIP with respect to the 2019 calendar year (the “Incentive Payments”); and (iv) enter into Retention Agreements (the “Retention Agreements”) with the Company’s NEOs and other key employees.

Accordingly, effective October 30, 2018, the Compensation Committee approved (i) the EIP; and (ii) the Retention Agreements with the Company’s NEOs and other key employees, including all of the Company’s named executive officers that remain current employees (“NEOs”), pursuant to which the Company agreed to pay retention payments to such persons (the “Retention Payments”).  The EIP and the Retention Payments are each described in more detail below.

The EIP

Purpose. The purpose of the EIP is to align the interests of the Company and participating employees. The EIP is intended to replace the Incentive Plan for the 2019 calendar year. The EIP provides a means of rewarding EIP Participants (as defined below) based on the achievement of certain quarterly and annual performance goals under the EIP (“Performance Goals”).

Term. The EIP will become effective as of January 1, 2019. The EIP has a term continuing until December 31, 2019, unless earlier terminated or extended pursuant to the approval of the Compensation Committee.  The Compensation Committee has the right, in its sole discretion, to modify, supplement, suspend or terminate the EIP at any time, subject to certain exceptions.

Eligibility. The Compensation Committee has the authority to designate persons, from time to time, as participants under the EIP (the “EIP Participants”). Currently, the Company’s NEOs and other key employees are designated as EIP Participants.

EIP Performance Goals and Quarterly/Annual Performance Incentives

Eighty percent (80%) of a participant’s total incentive opportunity may be earned under the EIP on a quarterly basis (the “Quarterly Component”) and twenty percent (20%) of a participant’s total incentive opportunity may be earned under the EIP on an annual basis (the “Annual Component”). The Quarterly Component and Annual Component for each NEO is as follows:  Mr. Scott Scheirman, President and Chief Executive Officer, has a Quarterly Component equal to $828,000 ($207,000 per quarter) and an Annual Component equal to $207,000.  Mr. Lane Dubin, SVP and General Manager, Prepaid and Instant Issuance, has a Quarterly Component equal to $207,000 ($51,800 per quarter) and an Annual Component equal to $51,800.

Quarterly Component

Subject to the provisions of the EIP and any participation agreement between a EIP Participant and the Company (a “Participation Agreement”), each EIP Participant shall have the opportunity to earn 25% of the EIP Participant’s Quarterly Component for each quarter during the term of the plan (a “Quarterly Performance Incentive”), with the first performance period being January 1, 2019 through March 31, 2019 (each such quarter, a “Performance Period”), depending on the achievement of the performance goals for each Performance Period (the “Performance Goals”).

In addition to being measured on a quarterly basis, the Performance Goal for each Performance Measure shall be measured cumulatively during the second, third and fourth quarters of the term such that employees may receive “catch-up” payments if the Company fails to achieve Performance Goals for a given Performance Period but overachieves its Performance Goals in a subsequent quarter. For the second, third and fourth quarters of the term, an EIP Participant shall earn an amount equal to the positive difference, if any, between (i) the aggregate Quarterly Performance Incentive payable based on achievement, as applicable, of the cumulative Performance Goals as of the end of such quarter, and (ii) the Quarterly Performance Incentive actually paid for prior quarters during the term, if any. Any such cumulative “catch-up” payment for a quarter is payable in addition to any Quarterly Performance Incentive earned for that quarter.  Notwithstanding the foregoing, any payment made under the EIP with respect to the first three applicable Performance Periods will be capped at one-hundred twenty-five (125%) of Quarterly Target Incentive.

Annual Component

Subject to the provisions of the EIP and an EIP Participant’s Participation Agreement, each EIP Participant shall have the opportunity to earn one-hundred percent (100%) of the EIP Participant’s Annual Component, at target performance, during calendar year 2019, depending on the achievement of the Performance Goals for such year.

Performance Goals

The Company shall develop and the Compensation Committee shall approve the performance measures underlying the Performance Goals (the “Performance Measures”). The Compensation Committee shall have the discretion to adjust Performance Measures on a pro forma basis pursuant to the terms of the EIP. The potential amount payable upon the achievement of the applicable Threshold, Target and Maximum Performance Goals is based on a given EIP Participant’s Performance Incentive, which will be set forth in each EIP Participant’s Participation Agreement.

One hundred percent (100%) of a Quarterly Performance Incentive and Annual Performance Incentive will be based on the Company’s Performance Levels, which is expected to be the sum of the weighted actual achievement of the Performance Goals for each Performance Measure in a particular Performance Period. Achievement of the Performance Goals will be calculated on the basis of straight-line interpolation between the Threshold, Target and Maximum Achievement levels for each applicable Performance Measure underlying the Performance Goal.  Payouts for the Quarterly Performance Incentive and Annual Performance Incentive can range from 0% to 200%, based on Company performance.

Retention Payments

In addition to the adoption of the EIP, the Company entered into Retention Agreements with the Company’s NEOs and other key employees, each of which becomes effective upon the recipient’s execution of their Retention Agreement.  Under the terms of each Retention Agreement, each recipient is entitled to a cash Retention Payment of a specified amount.  The Retention Payments will be paid in November 2018.

Under the Retention Agreements, in the event a recipient of a Retention Payment voluntarily terminates his or her employment without Good Reason (as defined in each Retention Agreement), or the Company terminates such recipient’s employment for Cause (as defined in each Retention Agreement), in either case, before March 13,

2020 (the “Retention Date”), then such recipient will be required to promptly repay to the Company, in any event no later than ten (10) days following such termination, an amount equal to the Retention Payment reduced by all taxes the Company actually withholds therefrom. A recipient will not be required to repay a Retention Payment in the event of termination of employment due to death or disability, by the Company without Cause or by the recipient for Good Reason prior to the Retention Date.

The Retention Payments to each NEO under the Retention Agreements will be $690,000 for Mr. Scheirman and $173,000 for Mr. Dubin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPI CARD GROUP INC.
Dated: November 5, 2018	By:	/s/ Lisa Jacoba
	Name:	Lisa Jacoba
	Title:	Chief Human Resources Officer